EXHIBIT 5

Saxon Capital, Inc.
4880 Cox Road
Glen Allen, Virginia  23060

     Re: Saxon Capital, Inc. Registration Statement for Offering of 5,262,000 Shares of Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of (i) 3,262,000 shares of common stock (the "Common Stock"), par value $0.01 per share under the Saxon Capital, Inc. 2001 Stock Incentive Plan, (ii) 1,000,000 shares of Common Stock under the Saxon Capital, Inc. 2001 Employee Stock Purchase Plan, and (iii) 1,000,000 shares of Common Stock under the SCI Services, Inc. 401(k) Plan.

         As counsel to Saxon Capital, Inc., we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records, and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") or FreeEDGAR.com, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers, and other representatives of Saxon Capital, Inc.

         Based upon the foregoing, we are of the opinion that, when the shares of Common Stock have been issued and sold pursuant to the applicable provisions of the Saxon Capital, Inc. 2001 Stock Incentive Plan, the Saxon Capital, Inc. 2001 Employee Stock Purchase Plan, and the SCI Services, Inc. 401(k) Plan and in accordance with the Registration Statement, the issuance of such shares of Common Stock will have been duly authorized by Saxon Capital, Inc. and such shares of Common Stock will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                              Very truly yours,

                                                             /s/McKee Nelson LLP